EXHIBIT 21.1

SUBSIDIARIES OF DFC GLOBAL CORP.

Subsidiary	Jurisdiction of Incorporation	Direct Parent Company	D/B/A
1465 BPR, LLC	Pennsylvania	Dollar Financial Group, Inc.	N/A

656790 BC Ltd.	British Columbia, Canada	DFG Canada, Inc.	Money Mart

Advance Canada Inc.	Alberta, Canada	DFG International, Inc.	N/A

A.E. Osborne & Sons Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A

Cash A Cheque Great Britain Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A

Cash A Cheque Holdings Great Britain Limited	England and Wales	Instant Cash Loans Ltd.	N/A

Cash A Cheque (South) Limited	England and Wales	Cash A Cheque (GB) Limited	N/A

Cash Centres Corporation Limited	England and Wales	Dollar Financial UK Limited	N/A

Cash Centres International Limited	England and Wales	Cash Centres Corporation Limited	N/A

Cash Centres Limited	England and Wales	Cash Centres Corporation Limited	The Money Shop

Cash Centres Retail Limited	England and Wales	Instant Cash Loans Limited	N/A

Cash Centres Scotland Limited	England and Wales	Cash Centres Limited	N/A

C.C. Financial Services Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	The Money Shop

Check Mart of Florida, Inc.	Delaware	Dollar Financial U.S., Inc.	The Check Cashing Store The CCS Payment Store

Check Mart of Louisiana, Inc.	Louisiana	Dollar Financial U.S., Inc.	Money Mart Loan Mart

Check Mart of New Mexico, Inc.	New Mexico	Dollar Financial U.S., Inc.	Money Mart

Check Mart of Pennsylvania, Inc.	Pennsylvania	Dollar Financial U.S., Inc.	Money Mart

Cheque Changers Ltd.	England and Wales	International Paper Converters Limited	N/A

County Registers Limited	England and Wales	Cash Centres Limited	N/A

Dealers’ Financial Holdings, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DFG Canada, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DFG Finance Canada, Inc.	Alberta, Canada	656790 BC Ltd.	N/A

DFG Finance U.S., Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DFG International, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DFG World, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DMWSL 488 Limited	England and Wales	Dollar Financial UK Limited	N/A

Dealers’ Financial Services, LLC	Kentucky	Dealers’ Financial Holdings, Inc.	Miles

Dealers’ Reinsurance Services Reinsurance Ltd.	Turks and Caicos Islands	Dealers’ Financial Services, LLC	N/A

Dollar Financial Czech Republic s.r.o.	Czech Republic	Dollar Financial Europe Limited (90%)/Dollar Financial U.K. Limited (10%)	N/A

Dollar Financial Europe Limited	England and Wales	Dollar Financial U.K. Limited	N/A

Dollar Financial Group, Inc.	New York	DFC Global Corp.	N/A

Dollar Financial Luxembourg s.a.r.l.	Luxembourg	National Money Mart Company	N/A

Dollar Financial UK Limited	England and Wales	DFG World, Inc. (48.81% ownership) and National Money Mart Company (51.19% ownership)	N/A

Dollar Financial U.S., Inc.	Delaware	Dollar Financial Group, Inc.	N/A

E.A. Barker Limited	England and Wales	Nathan & Co (Birmingham) Limited	N/A

Express Finance (Bromley) Ltd	England and Wales	Instant Cash Loans Ltd.	Payday Express

Fast Cash Limited	England and Wales	Instant Cash Loans Ltd.	N/A

Financial Exchange Company of Ohio, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart

Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania	Dollar Financial U.S., Inc.	Money Mart

Financial Exchange Company of Pittsburgh, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart

Financial Exchange Company of Virginia, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart Almost A Banc

Helsingin Huutokauppakamari Oy	Finland	Helsingin Pantti-Osakeyhtiö	Sefina Helsingin Pantti

Helsingin Pantti-Osakeyhtiö	Finland	Sefina Finance AB	N/A

iKassa Finland Oy	Finland	Risicum Oyj	N/A

Instant Cash Loans Ireland Ltd	Ireland	DFG World, Inc.	The Money Shop

Instant Cash Loans Limited	England and Wales	Dollar Financial UK Limited	The Money Shop Castlebridge Credit Management Robert Biggar (Est 1830) Ltd. Duncanson & Edwards

Inventive Finance Limited	England and Wales	MEM Capital Limited	N/A

Loan Mart of Oklahoma, Inc.	Oklahoma	Dollar Financial U.S., Inc.	Loan Mart Money Mart

London Cash Exchange Limited	England and Wales	Instant Cash Loans Limited	N/A

MEM Capital Limited	England and Wales	MEM Holding Limited	N/A

MEM Consumer Finance Limited	England and Wales	MEM Capital Limited	Payday UK Month End Money

MEM Holding Limited	England and Wales	Purpose UK Holdings Limited	N/A

Merchant Cash Express Limited	England and Wales	Dollar Financial UK Limited	Business Cash Advance

Monetary Management of California, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart/Loan Mart Loan Mart Payday Loans Money Mart LoanMartUSA.com

Monetary Management of Maryland, Inc.	Delaware	Dollar Financial U.S., Inc.	Cash Advance USA American Payday Loans American Check Cashers Check Casher Cash Advance

Money Card Corp.	Alberta, Canada	656790 BC Ltd	N/A

Money Mart Canada Inc.	Alberta, Canada	656790 BC Ltd	Money Mart Insta Cheque

Money Mart Express, Inc.	Utah	Dollar Financial U.S., Inc.	N/A

Moneymart, Inc.	Delaware	Dollar Financial U.S., Inc.	Loan Mart Money Mart

MoneyNow Sp. z.o.o.	Poland	DFG World, Inc.	Money Now!

Nathan & Co (Birmingham) Limited	England and Wales	DMWSL 488 Limited	N/A

National Money Mart Company	Nova Scotia, Canada	DFG International, Inc.	Money Mart Insta Cheque

Nextwave Card Corp.	Alberta, Canada	Money Card Corp. (50% ownership)

OK Money Finance Oy	Finland	Risicum Oyj	OK Money

OK Money Poland Sp. z.o.o.	Poland	Dollar Financial U.K. Limited	OK Money

Optima S.A.	Poland	DFG World, Inc. (76% ownership)	Optima

Pacific Ring Enterprises, Inc.	California	Dollar Financial U.S., Inc.	Money Mart

Parker Fox Limited	England and Wales	MEM Consumer Finance Limited	N/A

Payday Express Limited	England and Wales	Instant Cash Loans Ltd.	N/A

Purpose Acquisitions Company Limited	England and Wales	MEM Holdings Limited	N/A

Purpose UK Holdings Limited	England and Wales	Dollar Financial UK Limited	N/A

Rentassured Limited	Scotland	Purpose Acquisitions Company Limited	N/A

Rexchangers Limited	England and Wales	Instant Cash Loans Limited	N/A

Rex Johnson Online Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A

Risicum Capital Sweden AB	Sweden	Risicum Oyj	Risicum OK Money

Risicum Oyj	Finland	Dollar Financial UK Limited	Risicum OK Money

Riyate Oy	Finland	Sefina Finance AB	N/A

Robert Biggar (ESTD. 1830) Limited	England and Wales	Cash Centres Limited	N/A

S & R Financial Limited	England and Wales	T.M. Sutton Limited	N/A

Sefina Finance AB	Sweden	Dollar Financial UK Limited	N/A

Sefina Svensk Pantbelåning AB	Sweden	Sefina Finance AB	Sefina

Super Efectivo S.L.	Spain	Dollar Financial Europe Limited	Super Efectivo

Suttons and Robertsons Limited	England and Wales	T.M. Sutton Limited	N/A

Suttons of London, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

T.M. Sutton Limited	England and Wales	Nathan & Co (Birmingham) Limited	Suttons and Robertsons

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